AMENDMENT NO. 3 TO

SERVICE AGREEMENT

THIS AMENDMENT NO. 3 (“Amendment”) is made and entered into this 28th day of August, 2014 and amends that certain Service Agreement (the “Agreement”) dated October 11, 2007 by and among Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York (formerly First Great-West Life & Annuity Insurance Company) and Van Eck Securities Corporation, as amended May 1, 2009 and October 1, 2009.

WHEREAS, the parties to the Agreement wish to amend the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the undersigned parties agree as follows:

1.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A as attached and incorporated by reference to this Amendment.

2.	Exhibit B of the Agreement is hereby deleted in its entirety and replaced with Exhibit B as attached and incorporated by reference to this Amendment.

3.

All references in the Agreement to “First Great-West Life & Annuity Insurance Company” or to “FGWL&A” are hereby deleted and replaced with “Great-West Life & Annuity Insurance Company of New York” or “GWL&A NY”, as appropriate.

4.	Except as expressly modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Susan Gile
Name: Susan Gile
Title: VP- Individual Markets

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice President

VAN ECK SECURITIES CORPORATION

By:	/s/ Bruce Smith
Name: Bruce Smith
Title: SVP and Chief Financial Officer

EXHIBIT A

Initial Class and S Class of each series of Van Eck VIP Trust

EXHIBIT B

Name of Variable Accounts/Contracts

Variable Annuity–1 Series Account of GWL&A – Schwab Select Annuity

Variable Annuity–1 Series Account of GWL&A – Schwab OneSource Annuity

Variable Annuity–1 Series Account of GWL&A – Schwab OneSource Choice Variable Annuity

Variable Annuity–1 Series Account of GWL&A – Schwab Adviser Choice Variable Annuity

Variable Annuity–1 Series Account of GWL&A NY – Schwab Select Annuity

Variable Annuity–1 Series Account of GWL&A NY – Schwab OneSource Annuity

Variable Annuity–1 Series Account of GWL&A NY – Schwab OneSource Choice Variable Annuity

Variable Annuity–1 Series Account of GWL&A NY – Schwab Adviser Choice Variable Annuity

Variable Annuity–2 Series Account of GWL&A – Varifund

Variable Annuity–2 Series Account of GWL&A – Varifund Advisor

Variable Annuity–2 Series Account of GWL&A – Varifund Plus

Variable Annuity–2 Series Account of GWL&A – Great-West Smart Track Variable Annuity

Variable Annuity–2 Series Account of GWL&A – Great-West Smart Track II Variable Annuity Variable

Annuity–2 Series Account of GWL&A NY – Great-West Smart Track Variable Annuity

Variable Annuity–2 Series Account of GWL&A NY – Great-West Smart Track II Variable Annuity

Prestige Variable Life Account

COLI VUL-1	COLI VUL-8
COLI VUL-2 (GWL&A)	COLI VUL-9
COLI VUL-2 (GWL&A NY)	COLI VUL-10
COLI VUL-3	COLI VUL-11
COLI VUL-4 (GWL&A)	COLI VUL-12
COLI VUL-4 (GWL&A NY)	COLI VUL-13
COLI VUL-5	COLI VUL-14
COLI VUL-6	COLI VUL-15
COLI VUL-7